Exhibit 99.1
TIME WARNER CABLE REPORTS
2010 FIRST-QUARTER RESULTS
NEW YORK, NY, April 29, 2010 – Time Warner Cable Inc. (NYSE: TWC) today reported financial results for its first quarter ended March 31, 2010.
Time Warner Cable Chief Executive Officer Glenn Britt said: “We’re off to a great start in 2010. Through product enhancements, more effective marketing and cost management, we drove profitable first-quarter growth even in the face of more intense competition.”
“We also paid our first regular dividend and reduced our leverage to our target on the timetable we promised more than a year ago. Our accomplishments in the first quarter demonstrate our commitment to providing innovative and increasingly valuable services to our customers, generating free cash flow and making smart capital allocation decisions to provide attractive returns for our shareholders.”
FINANCIAL RESULTS
Revenues for the first quarter of 2010 increased 5.4% from the first quarter of 2009 to $4.6 billion. Subscription revenues grew 4.9% year-over-year to $4.4 billion, driven by a 4.1% increase in residential subscription revenues and a 19.2% increase in commercial subscription revenues. Advertising revenues increased 19.3% to $173 million. Residential subscription revenue growth was driven by increases in video, high-speed data and voice revenues. The growth in residential video revenues was the result of video price increases, the continued growth of digital video subscribers, and an increase in DVR service revenues, partially offset by a year-over-year decline in video subscribers. Residential high-speed data revenues increased as a result of growth in high-speed data subscribers and, to a lesser extent, price increases. The growth in residential voice revenues was driven by an increase in Digital Phone subscribers, partially offset by a decrease in average monthly revenues per Digital Phone subscriber. Commercial subscription revenue growth was due primarily to increases in Business Class Phone and commercial high-speed data subscribers and an increase in cell tower backhaul and Metro Ethernet revenues. Advertising revenue growth was driven by year-over-year increases in a wide range of categories, most significantly automotive.

(in millions; unaudited)	1st Quarter
	2010	2009	Change
Subscription revenues:
Video	$2,740	$2,667	2.7%
High-speed data	1,193	1,101	8.4%
Voice	493	451	9.3%

Total Subscription revenues	4,426	4,219	4.9%
Advertising revenues	173	145	19.3%

Total revenues	$4,599	$4,364	5.4%

Adjusted Operating Income before Depreciation and Amortization (“Adjusted OIBDA”) rose 10.9% over the first quarter of 2009 to $1.7 billion. The increase was driven by revenue growth, partially offset by a 2.5% increase in operating expenses. In particular, video programming expenses grew 5.1% to $1.1 billion, marketing expense was up 7.9% to $151 million, and voice costs increased 6.6% to $162 million. These increases were partially offset by a decrease in bad debt expense, which declined 60.5% to $17 million. Video programming expenses increased due to contractual rate increases and incremental retransmission consent expense offset, in part, by a decline in video and premium channel subscriptions. Bad debt expense declined primarily due to improvements in collection efforts and the quality of residential receivables. Operating Income was up 18.7% over the first quarter of 2009 to $850 million primarily as a result of higher Adjusted OIBDA and a decline in restructuring costs, partially offset by higher depreciation expense.
Adjusted OIBDA for the first quarter of 2010 excludes the expenses noted in the table below.

(in millions; unaudited)	1st Quarter
	2010	2009	Change
Adjusted OIBDA(a)	$1,671	$1,507	10.9%
Adjusted OIBDA margin(b)	36.3%	34.5%
Separation-related “make-up” equity award costs	(2)	—	NM
Restructuring costs	(11)	(43)	(74.4%)

OIBDA(a)	1,658	1,464	13.3%
Depreciation	(743)	(691)	7.5%
Amortization	(65)	(57)	14.0%

Operating Income	$850	$716	18.7%

NM — Not meaningful.
(a) Refer to Note 2 to the accompanying consolidated financial statements for a definition of OIBDA and Adjusted OIBDA.
(b) Adjusted OIBDA margin is defined as Adjusted OIBDA as a percentage of total revenues.

Net Income Attributable to TWC Shareholders was $214 million, or $0.60 per basic and diluted common share, for the first quarter of 2010. Note 1 to the accompanying consolidated financial statements details certain items affecting the comparability of net income attributable to TWC shareholders for the first quarter of 2010 to that for the first quarter of 2009, which reduced basic and diluted earnings per share by $0.22 in the first quarter of 2010 and by $0.27 in the prior year quarter. Excluding these items, first-quarter 2010 net income attributable to TWC shareholders increased compared to the prior year period, primarily reflecting higher Operating Income, partly offset by an increase in interest expense related to the debt incurred to fund the Company’s $10.9 billion special cash dividend in March 2009.

(in millions, except per share data; unaudited)	1st Quarter
	2010	2009	Change
Net income attributable to TWC shareholders	$214	$164	30.5%
Net income per common share attributable to TWC common shareholders:
Basic	$0.60	$0.48	25.0%
Diluted	$0.60	$0.48	25.0%

Adjusted OIBDA less Capital Expenditures for the first three months of 2010 totaled $935 million, a 26.7% increase over the first three months of 2009, due to higher Adjusted OIBDA and lower capital expenditures. Capital Expenditures were $736 million in the first three months of 2010, a 4.3% decrease from the first three months of 2009, largely reflecting lower residential capital spending, partly offset by higher commercial capital spending. The decline in residential capital spending was primarily attributable to lower spending on customer premise equipment and support capital, partially offset by higher scalable infrastructure spending.

(in millions; unaudited)	1st Quarter
	2010	2009	Change
Adjusted OIBDA	$1,671	$1,507	10.9%
Capital expenditures	(736)	(769)	(4.3%)

Adjusted OIBDA less Capital expenditures	$935	$738	26.7%

Free Cash Flow for the first three months of 2010 increased 77.7% to $652 million from $367 million in the first three months of 2009, due mainly to higher cash provided by operating activities. Cash Provided by Operating Activities for the first three months of 2010 was $1.4 billion, a 21.5% increase from $1.1 billion in the first three months of 2009. This increase was related primarily to higher Adjusted OIBDA, a change in working capital requirements, and lower pension plan contributions, offset partly by a decrease in cash tax refunds.

(in millions; unaudited)	1st Quarter
	2010	2009	Change
Cash provided by operating activities	$1,386	$1,141	21.5%
Add: Excess tax benefit from exercise of stock options	5	—	NM
Less:
Capital expenditures	(736)	(769)	(4.3%)
Cash paid for other intangible assets	(3)	(5)	(40.0%)

Free Cash Flow(a)	$652	$367	77.7%

NM — Not meaningful.
(a) Refer to Note 2 to the accompanying consolidated financial statements for a definition of Free Cash Flow.
Net Debt and Mandatorily Redeemable Preferred Equity totaled $21.1 billion as of March 31, 2010, down $501 million since December 31, 2009, driven by Free Cash Flow offset, in part, by the quarterly cash dividend payment.

(in millions; unaudited)	3/31/10	12/31/09
Long-term debt	$21,138	$22,331
Debt due within one year	5	—

Total debt	21,143	22,331
Cash and equivalents	(361)	(1,048)

Net debt(a)	20,782	21,283
Mandatorily redeemable preferred equity	300	300

Net debt and mandatorily redeemable preferred equity	$21,082	$21,583

(a) Net debt is defined as total debt less cash and equivalents.

SUBSCRIBER METRICS
Primary Service Units (“PSU”) increased by 276,000 to 26.6 million. Double and Triple Play Subscribers increased by 82,000 and 73,000 in the first quarter, respectively, and bundled subscribers totaled 8.5 million, or 58.2% of total customer relationships as of March 31, 2010.

(in thousands)		Net
	12/31/09	Change	3/31/10
Video subscribers	12,859	(42)	12,817
Residential high-speed data subscribers	8,994	212	9,206
Commercial high-speed data subscribers	295	9	304
Residential Digital Phone subscribers	4,153	86	4,239
Commercial Digital Phone subscribers	67	11	78

Primary service units	26,368	276	26,644
Digital video subscribers	8,866	102	8,968

Revenue generating units	35,234	378	35,612

Single play subscribers	6,224	(109)	6,115
Double play subscribers	4,900	82	4,982
Triple play subscribers	3,448	73	3,521

Customer relationships	14,572	46	14,618

Refer to the Trending Schedules posted on the Company’s website at www.timewarnercable.com/investors for definitions related to the Company’s subscriber metrics.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Operating Income (Loss) before Depreciation and Amortization, Adjusted OIBDA, Adjusted OIBDA less Capital Expenditures and Free Cash Flow. Refer to Note 2 to the accompanying consolidated financial statements for a discussion of the Company’s use of non-GAAP financial measures.
About Time Warner Cable
Time Warner Cable is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas — New York State (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. Time Warner Cable serves more than 14 million customers who subscribe to one or more of its video, high-speed data and voice services. Time Warner Cable Business Class offers a suite of phone, Internet, Ethernet and cable television services to businesses of all sizes. Time Warner Cable Media Sales, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions that are targeted and affordable. More information about the services of Time Warner Cable is available at www.timewarnercable.com, www.twcbc.com and www.twcmediasales.com.
Information on Conference Call
Time Warner Cable’s earnings conference call can be heard live at 8:30 am ET on Thursday, April 29, 2010. To listen to the call, visit www.timewarnercable.com/investors.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Time Warner Cable Inc. More detailed information about these factors may be found in filings by Time Warner Cable Inc. with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Time Warner Cable is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Corporate Communications	Investor Relations
Alex Dudley (212) 364-8229	Tom Robey (212) 364-8218
Justin Venech (212) 364-8242	Laraine Mancini (212) 364-8202
# # #

TIME WARNER CABLE INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31,	December 31,
	2010	2009
	(in millions)
ASSETS
Current assets:
Cash and equivalents	$361	$1,048
Receivables, less allowances of $68 million and $74 million as of March 31, 2010 and December 31, 2009, respectively	548	663
Deferred income tax assets	139	139
Other current assets	239	252

Total current assets	1,287	2,102
Investments	961	975
Property, plant and equipment, net	13,721	13,919
Intangible assets subject to amortization, net	212	274
Intangible assets not subject to amortization	24,092	24,092
Goodwill	2,112	2,111
Other assets	241	221

Total assets	$42,626	$43,694

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$279	$478
Deferred revenue and subscriber-related liabilities	178	170
Accrued programming expense	779	738
Other current liabilities	1,595	1,572

Total current liabilities	2,831	2,958
Long-term debt	21,138	22,331
Mandatorily redeemable preferred equity issued by a subsidiary	300	300
Deferred income tax liabilities, net	9,043	8,957
Other liabilities	416	459
TWC shareholders’ equity:
Common stock, $0.01 par value, 354.0 million and 352.5 million shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	4	4
Paid-in capital	9,802	9,813
Accumulated other comprehensive loss, net	(314)	(319)
Accumulated deficit	(599)	(813)

Total TWC shareholders’ equity	8,893	8,685
Noncontrolling interests	5	4

Total equity	8,898	8,689

Total liabilities and equity	$42,626	$43,694

See accompanying notes.
Certain reclassifications have been made to the prior year financial information to conform to the current period presentation.

TIME WARNER CABLE INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
	(in millions, except per
	share data)
Revenues:
Subscription:
Video	$2,740	$2,667
High-speed data	1,193	1,101
Voice	493	451

Total subscription	4,426	4,219
Advertising	173	145

Total revenues	4,599	4,364
Costs and expenses:
Costs of revenues(a)	2,195	2,132
Selling, general and administrative(a)	735	725
Depreciation	743	691
Amortization	65	57
Restructuring costs	11	43

Total costs and expenses	3,749	3,648

Operating Income	850	716
Interest expense, net	(347)	(290)
Other expense, net	(15)	(51)

Income before income taxes	488	375
Income tax provision	(273)	(191)

Net income	215	184
Less: Net income attributable to noncontrolling interests	(1)	(20)

Net income attributable to TWC shareholders	$214	$164

Net income per common share attributable to TWC common shareholders:
Basic	$0.60	$0.48

Diluted	$0.60	$0.48

Average common shares outstanding:
Basic	352.9	339.0

Diluted	357.0	339.6

Cash dividend declared per share of common stock	$0.40	$—

Special cash dividend declared and paid per share of common stock	$—	$30.81

(a)	Costs of revenues and selling, general and administrative expenses exclude depreciation.
See accompanying notes.
Certain reclassifications have been made to the prior year financial information to conform to the current period presentation.

TIME WARNER CABLE INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
	(in millions)
OPERATING ACTIVITIES
Net income	$215	$184
Adjustments for noncash and nonoperating items:
Depreciation	743	691
Amortization	65	57
Loss from equity investments, net of cash distributions	26	17
Deferred income taxes	137	145
Equity-based compensation	36	35
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables	113	173
Accounts payable and other liabilities	55	(112)
Other changes	(4)	(49)

Cash provided by operating activities	1,386	1,141

INVESTING ACTIVITIES
Acquisitions and investments, net of cash acquired and distributions received	17	9
Capital expenditures	(736)	(769)
Other investing activities	2	1

Cash used by investing activities	(717)	(759)

FINANCING ACTIVITIES
Borrowings (repayments), net(a)	(1,256)	—
Borrowings(b)	—	8,614
Repayments(b)	—	(3,182)
Debt issuance costs	—	(11)
Proceeds from exercise of stock options	39	—
Dividends paid	(144)	—
Payment of special cash dividend	—	(10,856)
Other financing activities	5	—

Cash used by financing activities	(1,356)	(5,435)

Decrease in cash and equivalents	(687)	(5,053)
Cash and equivalents at beginning of period	1,048	5,449

Cash and equivalents at end of period	$361	$396

(a)	Borrowings (repayments), net, reflects borrowings under TWC’s commercial paper program with original maturities of three months or less, net of repayments of such borrowings.
(b)	Amounts represent borrowings and repayments related to debt instruments with original maturities greater than three months.
See accompanying notes.
Certain reclassifications have been made to the prior year financial information to conform to the current period presentation.

TIME WARNER CABLE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.  ITEMS AFFECTING COMPARABILITY
     The following items affected the comparability of net income attributable to TWC shareholders for the three months ended March 31, 2010 and 2009:

(in millions, except per share data)	1st Quarter
	2010	2009
Restructuring costs	$(11)	$(43)
Equity award reimbursement obligation to Time Warner(a)	4	(2)
Separation-related “make-up” equity award costs(b)	(2)	—
Amortization adjustment(c)	—	11
Separation-related costs(d)	—	(40)
Investment in The Reserve Fund’s Primary Fund	—	(10)

Pretax impact	(9)	(84)
Income tax impact of the above items	3	28
Income tax impact of expired Time Warner stock options(e)	(72)	—
Income tax impact of certain state tax law changes in California	—	(38)
Portion of above items impacting income attributable to noncontrolling interests	—	1

After-tax impact	$(78)	$(93)

Impact per basic and diluted common share	$(0.22)	$(0.27)

(a)	Pursuant to an agreement with Time Warner Inc. (“Time Warner”), the Company is obligated to reimburse Time Warner for the cost of certain Time Warner equity awards held by TWC employees upon exercise or vesting of such awards. Amounts represent the change in the reimbursement obligation, which fluctuates primarily with the fair value of the underlying equity awards and is recorded in earnings in the period of change.
(b)	As a result of the Company’s separation (the “Separation”) from Time Warner, pursuant to their terms, Time Warner equity awards held by TWC employees were forfeited and/or experienced a reduction in value as of the date of the Separation. Amounts represent costs associated with TWC stock options and restricted stock units granted to TWC employees during the second quarter of 2009 to offset these forfeitures and/or reduced values.
(c)	Amount represents adjustments to reduce excess amortization recorded in prior years.
(d)	Amount consists of direct transaction costs (e.g., legal and professional fees) and debt issuance costs ($27 million and $13 million, respectively, for the three months ended March 31, 2009).
(e)	As a result of the Separation on March 12, 2009, TWC employees who held stock options under Time Warner equity plans were treated as if their employment with Time Warner had been terminated without cause at the time of the Separation. In most cases, this treatment resulted in shortened exercise periods, generally one year from the date of Separation, for vested Time Warner stock options held by TWC employees. During the first quarter of 2010, TWC recorded a noncash charge of $72 million related to the reversal of previously recognized deferred income tax benefits, primarily as a result of the expiration, on March 12, 2010, of these Time Warner stock options.
2.  USE OF NON-GAAP FINANCIAL MEASURES
     In discussing its performance, the Company may use certain measures that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include OIBDA, Adjusted OIBDA, Adjusted OIBDA less Capital Expenditures and Free Cash Flow, which the Company defines as follows:
•	OIBDA (Operating Income (Loss) before Depreciation and Amortization) means Operating Income (Loss) before depreciation of tangible assets and amortization of intangible assets.
•	Adjusted OIBDA means OIBDA excluding the impact, if any, of noncash impairments of goodwill, intangible and fixed assets; gains and losses on asset sales; merger-related and restructuring costs; and costs associated with certain equity awards granted to employees to offset value lost as a result of the Company’s separation from Time Warner Inc.
•	Adjusted OIBDA less Capital Expenditures means Adjusted OIBDA minus capital expenditures.

TIME WARNER CABLE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)
•	Free Cash Flow means cash provided by operating activities (as defined under GAAP) excluding the impact, if any, of cash provided or used by discontinued operations, plus any excess tax benefits from the exercise of stock options, less (i) capital expenditures, (ii) cash paid for other intangible assets, (iii) partnership distributions to third parties and (iv) principal payments on capital leases.
     Management uses OIBDA and Adjusted OIBDA, among other measures, in evaluating the performance of the Company’s business because they eliminate the effects of (1) considerable amounts of noncash depreciation and amortization and (2) items not within the control of the Company’s operations managers (such as net income (loss) attributable to noncontrolling interests, income tax benefit (provision), other income (expense), net, and interest expense, net). Adjusted OIBDA further eliminates the effects of certain noncash items identified in the definition of Adjusted OIBDA above. Adjusted OIBDA less Capital Expenditures also allows management to evaluate performance including the effect of capital spending decisions. Adjusted OIBDA and Adjusted OIBDA less Capital Expenditures are also significant performance measures used in the Company’s annual incentive compensation programs. Management believes that Free Cash Flow is an important indicator of the Company’s liquidity after the payment of cash taxes, interest and other cash items, including its ability to reduce net debt, pay dividends and make strategic investments. In addition, all of these measures are commonly used by analysts, investors and others in evaluating the Company’s performance and liquidity.
     These measures have inherent limitations. For example, OIBDA and Adjusted OIBDA do not reflect capital expenditures or the periodic costs of certain capitalized assets used in generating revenues. To compensate for such limitations, management evaluates performance through Adjusted OIBDA less Capital Expenditures and Free Cash Flow, which reflect capital expenditures, and net income (loss) attributable to TWC shareholders, which reflects the periodic costs of capitalized assets. Adjusted OIBDA and Adjusted OIBDA less Capital Expenditures do not reflect any of the items noted as exclusions in the definition of Adjusted OIBDA above. To compensate for these limitations, management evaluates performance through OIBDA and net income (loss) attributable to TWC shareholders, which do reflect such items. OIBDA, Adjusted OIBDA and Adjusted OIBDA less Capital Expenditures also fail to reflect the significant costs borne by the Company for income taxes and debt servicing costs, the share of OIBDA, Adjusted OIBDA and Adjusted OIBDA less Capital Expenditures attributable to noncontrolling interests, the results of the Company’s equity investments or other non-operational income or expense. Management compensates for these limitations by using other analytics such as a review of net income (loss) attributable to TWC shareholders. Free Cash Flow, a liquidity measure, does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates such investments and acquisitions through other measures such as return on investment analyses.
     These measures should be considered in addition to, not as substitutes for, the Company’s Operating Income (Loss), net income (loss) attributable to TWC shareholders and various cash flow measures (e.g., cash provided by operating activities), as well as other measures of financial performance and liquidity reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.